FIRST AMENDMENT TO REVOLVING CREDIT

AGREEMENT AND WAIVER

THIS FIRST AMENDMENT AND WAIVER (this “Amendment”), dated as of January 23, 2009, amends and modifies a certain Revolving Credit Agreement, dated as of July 12, 2007 (the “Credit Agreement”), among GRACO INC. (the “Borrower”), the Banks named therein, and U.S. BANK NATIONAL ASSOCIATION, as Agent for the Banks (the “Agent”). Terms not otherwise expressly defined herein shall have the meanings set forth in the Credit Agreement.

FOR VALUE RECEIVED, the Borrower, the Banks and the Agent agree as follows.

ARTICLE I - AMENDMENTS TO THE CREDIT AGREEMENT

The Credit Agreement is amended as follows.

1.1 Definition. A definition of “Funding Threshold” is added to Section 1.1, and shall read as follows:

“‘Funding Threshold” means the following for the following dates (a) $40,000,000 on December 31, 2009, (b) $30,000,000 on December 31, 2010, and (c) $20,000,000 December 31 of each year thereafter.”

1.2 ERISA Representation. Section 7.9 is amended to read as follows:

“Section 7.9 ERISA. Each Plan complies in all material respects with all applicable requirements of ERISA and the Code and with all applicable rulings and regulations issued under the provisions of ERISA and the Code setting forth those requirements. No Reportable Event, other than a Reportable Event for which the reporting requirements have been waived by regulations of the PBGC, has occurred and is continuing with respect to any Plan. All of the minimum funding standards applicable to such Plans have been satisfied and there exists no event or condition which would permit the institution of proceedings to terminate any Plan under Section 4042 of ERISA (except for immaterial failures).”

For convenience of reference, the final sentence reading as follows has been deleted:

“The current value of the Plans’ benefits guaranteed under Title IV or ERISA does not exceed the current value of the Plans’ assets allocable to such benefits by more than $10,000,000.”

1.3 ERISA Covenant. Section 9.3 is amended to read as follows:

“Section 9.3 Plans. Permit any condition to exist in connection with any Plan which might constitute grounds for the PBGC to institute proceedings to have such Plan terminated or a trustee appointed to administer such Plan, permit any Plan to terminate under any circumstances which would cause the lien provided for in Section 4068 of ERISA to attach to any property, revenue or asset of the Company or any Subsidiary or permit the value of any Plan’s benefits guaranteed under the Plan to exceed the value of the Plan’s assets allocable to benefits, calculated consistent with Section 430 of the Code, to exceed the applicable Funding Threshold as of the dates set forth in the definition thereof.”

1.4 Construction. All references in the Credit Agreement to “this Agreement”, “herein” and similar references shall be deemed to refer to the Credit Agreement as amended by this Amendment.

ARTICLE II - WAIVER

The Borrower has informed the Agent and the Banks that as of December 31, 2008, the Borrower was not in compliance with Section 9.3. The Agent and the Banks are aware, that notwithstanding such non-compliance, the Borrower has borrowed Loans under the Credit Agreement, and borrowing while not in compliance with Section 9.3 constitutes non-compliance with Section 6.2 of the Credit Agreement (such non-compliance with Sections 9.3 and 6.2 is called the “Existing Defaults”). The Borrower has requested that the Banks waive the Existing Defaults. Effective as provided below, the Banks waive the Existing Defaults, and waive any Default or Event of Default arising from the Existing Defaults. Except as expressly provided herein, all provisions of the Credit Agreement remain in full force and effect and this waiver shall not apply to any other or subsequent failure to comply with such Sections or any other provision of the Credit Agreement.

ARTICLE III - REPRESENTATIONS AND WARRANTIES

To induce the Banks and the Agent to enter into this Amendment and to make and maintain the Loansunder the Credit Agreement as amended hereby, the Borrower hereby warrants and represents to the Banks and the Agent that it is duly authorized to execute and deliver this Amendment, and to perform its obligations under the Credit Agreement as amended hereby, and that this Amendment constitutes the legal, valid and binding obligation of the Borrower, enforceable in accordance with its terms.

ARTICLE IV - CONDITIONS PRECEDENT

This Amendment shall become effective on the date first set forth above, provided, however, that the effectiveness of this Amendment is subject to the satisfaction of each of the following conditions precedent:

4.1 Warranties. After giving effect to this Amendment, the representations and warranties in Article VII of the Credit Agreement shall be true and correct as though made on the date hereof, except for changes that are permitted by the terms of the Credit Agreement. The execution by the Borrower of this Amendment shall be deemed a representation that the Borrower has complied with the foregoing condition.

4.2 Defaults. After giving effect to this Amendment, no Default and no Event of Default shall have occurred and be continuing under the Credit Agreement. The execution by the Borrower of this Amendment shall be deemed a representation that the Borrower has complied with the foregoing condition.

4.3 Documents; Fees. The Borrower and the Required Banks shall have executed and delivered this Amendment, the Guarantors shall have executed and delivered the Acknowledgement attached hereto, and the Borrower shall have paid to the Agent the fees addressed in a letter, dated on or about the date of this Amendment, by the Agent to the Borrower.

ARTICLE V - GENERAL

5.1 Expenses. The Borrower agrees to reimburse the Agent upon demand for all reasonable expenses (including reasonable attorneys’ fees and legal expenses) incurred by this Agent in the preparation, negotiation and execution of this Amendment and any other document required to be furnished herewith, and in enforcing the obligations of the Borrower hereunder, and to pay and save the Agent and the Banks harmless from all liability for, any stamp or other taxes which may be payable with respect to the execution or delivery of this Amendment, which obligations of the Borrower shall survive any termination of the Credit Agreement.

5.2 Counterparts. This Amendment may be executed in as many counterparts as may be deemed necessary or convenient, and by the different parties hereto on separate counterparts, each of which, when so executed, shall be deemed an original but all such counterparts shall constitute but one and the same instrument.

5.3 Severability. Any provision of this Amendment which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining portions hereof or affecting the validity or enforceability of such provisions in any other jurisdiction.

5.4 Law; Consent to Jurisdiction; Waiver of Jury Trial. This Amendment shall be a contract made under the laws of the State of Minnesota, which laws shall govern all the rights and duties hereunder. This Amendment shall be subject to the Consent to Jurisdiction and Waiver of Jury Trial provisions of the Credit Agreement.

5.5 Successors; Enforceability. This Amendment shall be binding upon the Borrower, the Banks and the Agent and their respective successors and assigns, and shall inure to the benefit of the Borrower, the Banks and the Agent and the successors and assigns of the Banks and the Agent. Except as hereby amended, the Credit Agreement shall remain in full force and effect and is hereby ratified and confirmed in all respects.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized as of the date first written above.

GRACO INC.

By: \s\James A. Graner

Title: Chief Financial Officer and Treasurer

U.S. BANK NATIONAL ASSOCIATION,

By: \s\Michael J. Reymann

Title: Senior Vice President

JPMORGAN CHASE BANK, N.A.,

By: \s\Jonathan Twichell

Title: Senior Vice President

WELLS FARGO BANK,
NATIONAL ASSOCIATION,

By: \s\Gregory J. Strauss

Title: Vice President

BANK OF AMERICA N.A.,

By: \s\Steven K. Kessler

Title: Senior Vice President

GUARANTORS’ ACKNOWLEDGMENT

Pursuant to the terms of a Guaranty, dated as of July 12, 2007 (the “Guaranty”), the undersigned (the “Guarantors”) have jointly and severally guaranteed payment and performance of obligations of Graco Inc. (the “Borrower”) under that certain Revolving Credit Agreement, dated as of July 12, 2007 among the Borrower, the Banks named therein and U.S. Bank National Association, as Agent (as amended, the “Credit Agreement”) and under agreements and documents related to the Credit Agreement as specified in the Guaranty. Each Guarantor acknowledges that it has received a copy of the proposed First Amendment to the Credit Agreement, to be dated on or about January 23, 2009 (the “Amendment”). Each Guarantor agrees and acknowledges that the Amendment shall in no way impair or limit the right of the Agent or the Banks under the Guaranty, and confirms that by the Guaranty, such Guarantor continues to guaranty payment and performance of the obligations of the Borrower to the Banks under the Credit Agreement as amended pursuant to the Amendment. Each Guarantor hereby confirms that the Guaranty remains in full force and effect, enforceable against such Guarantor in accordance with its terms.

Dated as of January 23, 2009

GRACO OHIO INC.

By: \s\Karen Park Gallivan

Title: Vice President and Secretary

GUSMER CORPORATION

By: \s\Karen Park Gallivan

Title: Vice President and Secretary

GRACO MINNESOTA INC.

By: \s\Karen Park Gallivan

Title: Vice President and Secretary